EXHIBIT 1

                             ARTICLES OF AMENDMENT
                                       OF
                       COMPOSITE NORTHWEST 50 FUND, INC.

     Articles of Amendment of the Articles of Incorporation of COMPOSITE NORTHWEST 50 FUND, INC. are herein executed by said Corporation, pursuant to the provisions of RCW 23B.10.060 as follows:

     1. The name of the Corporation is COMPOSITE NORTHWEST 50 FUND, INC.

     2. The Amendment to the Articles of Incorporation of said Corporation is as follows:

                ARTICLE I shall be amended to state as follows:

                                  "ARTICLE I.

     The name of this corporation shall be COMPOSITE NORTHWEST FUND, INC."

     3. The date of the adoption of said Amendment by the Corporation is December 15, 1995.

     4. The Amendment was adopted by: (check one of the following statements):

     ( ) The incorporators. Shareholder action was not required.
     (X) The board of directors.  Shareholder action was not required.
     ( ) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     5. These Articles will be effective upon filing, unless an extended date and/or time appears here:
                         ------------------------------

     DATED: December 18, 1995

                                               COMPOSITE NORTHWEST 50 FUND, INC.

                                               By:/s/ Monte D. Calvin
                                               -------------------------------
                                               Monte D. Calvin, Vice-President


Attest:
/s/ John T. West
----------------------------------
John T. West, Secretary

                                   EXHIBIT 1

STATE OF WASHINGTON )
                    )ss.
County of Spokane   )

     I certify that I know or have satisfactory evidence that MONTE D. CALVIN is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice-President of COMPOSITE NORTHWEST 50 FUND, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated December 20, 1995.
               --
                                                  /s/  Connie M. Lyons
                                                  ------------------------------
                                                  Print Name:  Connie M. Lyons
                                                             -------------------
                                                  Notary Public in and for the
                                                  State of Washington, residing
                                                  at Spokane
                                                  My commission expires: 2-24-98


                                [ NOTARIAL SEAL ]